Exhibit 21

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                  SUBSIDIARIES OF DUKE REALTY INVESTMENTS, INC.

                                                       Names Under Which
                              State of Incorporation   Subsidiary Does
     Subsidiary               Or Organization          Business
     ----------               ----------------------   -----------------
     Duke Realty Limited      Indiana                  Duke Realty Limited
     Partnership                                       Partnership

     Duke Services, Inc.      Indiana                  Duke Services, Inc.

     Duke Realty Services     Indiana                  Duke Realty Services
     Limited Partnership                               Limited Partnership

     Duke Realty              Indiana                  Duke Realty
     Construction, Inc.                                Construction, Inc.

     Duke Construction        Indiana                  Duke Construction
     Limited Partnership                               Limited Partnership

     B/D Limited Partnership  Indiana                  B/D Limited Partnership

     Lamida Partners          Ohio                     Lamida Partners
     Limited Partnership                               Limited Partnership

     Kenwood Office           Ohio                     Kenwood Office
     Associates                                        Associated

     Park Creek Venture       Indiana                  Park Creek Venture

     Parkrite Limited         Indiana                  Parkrite Limited
     Partnership                                       Partnership

     Post Road Limited        Indiana                  Post Road Limited
     Partnership                                       Partnership

     Shadeland Station Office Indiana                  Shadeland Station Office
     Associates II Limited                             Associates II Limited
     Partnership                                       Partnership

     Dugan Realty, L.L.C.     Indiana                  Dugan Realty, L.L.C.

     Duke Tees Joint Venture  Indiana                  Duke Tees Joint Venture

     Park Fletcher            Indiana                  Park Fletcher Limited
     Limited Partnership 2728                          Partnership 2728

     Cincinnati Development   Ohio                     Cincinnati Development
     Group L.L.C.                                      Group L.L.C.

     Dugan Office, L.L.C.     Indiana                  Dugan Office, L.L.C.

     625 Building, L.L.C.     Missouri                 625 Building, L.L.C.

     Minneapolis West         Minnesota                Minneapolis West
     Associates                                        Associates

     Duke A&M, L.L.C.         Ohio                     Duke A&M, L.L.C.

     Campus Development,      Ohio                     Campus Development,
     L.L.C.                                            L.L.C.

     Duke Neyer, L.L.C.       Ohio                     Duke Neyer, L.L.C.

     Dugan SSP, L.L.C.        Indiana                  Dugan SSL.C.






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